UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2004

CCC Information Services Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28600	54-1242469
(State or Other Jurisdiction of Organization)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center Chicago 444 Merchandise Mart Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 222-4636

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Item 5.    Other Events

On July 26, 2004, CCC Information Services Group Inc. issued a press release to report that its self-tender offer of up to 11,200,000 shares of its common stock at a price of $18.75 per share would commence on July 27, 2004 and expire at 5:00 p.m., New York City time, on August 24, 2004, rather than commencing on July 26, 2004 and expiring on August 23, 2004 as previously announced in a press release issued on July 22, 2004. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.    Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired.

Not applicable.

(b)    Unaudited Pro Forma Combined Financial Information.

Not applicable.

(c)    Exhibits.

99.1    Press Release issued July 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CCC Information Services Group Inc.

By:	/S/ GITHESH RAMAMURTHY
Githesh Ramamurthy Chairman and Chief Executive Officer

Date: July 26, 2004

Exhibit Index

Exhibit Number	Description

99.1	Press Release issued July 26, 2004